 Exhibit 10.1

Exhibit 10.1 -Offer Letter

Certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) is the type that the company treats as private or confidential; such redaction is identified by the following symbol [****],

November 19, 2025

By Email

Francisco Javier Bono Pérez
[****]

RE:	Invitation to Join the Board of Directors

Dear Paco:

SolarWindow Technologies, Inc., a Nevada corporation (the “Company”), is pleased to extend to you an offer to join the Company's Board of Directors (the “Board”), and, if asked, to serve or chair any committee established by the Board. Your appointment to the Board shall also be subject to the approval of the Board and shall begin on the Effective Date (as defined below This letter shall constitute an agreement (the “Agreement”) between you and the Company and contains all the terms and conditions relating to the services you are to provide.

1.       Term. This Agreement shall become effective, and your term as a member of the Board shall commence on November 20, 2025 (the “Effective Date”). Your term as a member of the Board shall continue subject to the provisions in Section 11 below or until your successor is duly elected or appointed and qualified. You shall be eligible for re-election each year at the annual meeting of stockholders or by written consent of the stockholders owning a majority of the Company’s issued and outstanding voting securities.

2.      Duties. You will render services as a member of the Board in accordance with high professional and ethical standards and in accordance with applicable laws, rules and regulations pertaining to your performance under this Agreement. In addition, you agree to comply with all policies of the Company, including the Company’s policy with respect to insider trading. You will use your reasonable best efforts to attend all meetings of the Board which take place six times per year and that may be called ad hoc from time to time, either in person, by telephone or means of audio-visual communication. You will serve as a member of the Board, and you may be appointed as a member of one or more Board committees that will be determined by the reconstituted Board at a future date once the full Board is reconstituted. In addition, you will use your reasonable best efforts to attend meetings of these committees as required by its members pursuant to its Charter as may be called from time to time. You will use your best efforts to promote the interests of the Company. The services described in this Section 2 are hereinafter referred to as your “Duties.”

1

3.      Services for Others. Subject to your compliance with the provisions of the CIIA referenced and defined in Section 9, this Agreement shall not restrict you from (i) serving as a director, officer, advisor, consultant or investor in other entities engaged in related or adjacent industries provided the same do not compete with the Company’s actual or demonstrably anticipated products or research and development activities as being conducted; (ii) holding passive investments in publicly traded companies; (iii) investing in private companies that do not compete with the Company’s actual or demonstrably anticipated products or research and development activities as being conducted or (iv) continuing Director’s existing business ventures, investments, or advisory activities, provided you have fully disclosed the same to the Company. Nevertheless, you shall use reasonable business efforts to coordinate your respective commitments so as to fulfill your obligations to the Company and, in any event, will fulfill your legal obligations as a director of a public company in the United States. At such time as the Board receives such written notification, in each case, the Board reserves the right, upon notice, to require your resignation if it determines, in its sole discretion, that such proposed s activity does in fact materially interfere with the performance of your Duties.

4.      Compensation. You hereby waive all compensation otherwise payable to you in connection with your performance of the Duties.

5.      Business Expense Reimbursements. During your term as a director, the Company shall reimburse you for (i) all reasonable out-of-pocket expenses incurred by you in attending any in-person meetings, provided that you comply with the generally applicable policies, practices and procedures of the Company for submission of expense reports, receipts or similar documentation of such expenses, and (ii) any costs associated with filings required to be made by you or any of the entities managed or controlled by you to report beneficial ownership or the acquisition or disposition of securities of the Company.

6.      Indemnification and D&O Insurance. The Company maintains an insurance policy for officers and directors (the “D&O Insurance Policy”), and the Company shall include you as an insured under the D&O Insurance Policy and shall use its best efforts to keep the D&O Insurance Policy in effect during your term as a director and for a period of six (6) years thereafter. The appropriate levels of coverage under the Company’s D&O Insurance Policy are determined annually by the Board. Additionally, as a director, you will be entitled to indemnification under Article 9 of the Company’s Bylaws. A true and correct copy of Article 9 of the Company’s Bylaws is set forth on Exhibit A attached to this Agreement.

7.      Representation and Acknowledgment.

7.1       You represent to the Company that you execution and performance of this Agreement shall not be in violation of any agreement or obligation (whether or not written) that you may have with or to any person or entity, including without limitation, any prior or current employer. You further represent and warrant that you will not improperly use or disclose any confidential information or trade secrets of any former employer or other third party to whom you have an obligation of confidentiality, and you will not bring onto the premises of Company or use any unpublished documents or any property belonging to any former employer or other third party to whom you have an obligation of confidentiality, unless consented to in writing by that former employer or person. You will use in the performance of your Duties only information that is generally known and used by persons with training and experience comparable to your own, is common knowledge in the industry or otherwise legally in the public domain, is legally permissible for you to use, or is otherwise provided or developed by Company.

2

7.2       You hereby acknowledge and agree that this Agreement (and any other agreement or obligation referred to herein) shall be an obligation solely of the Company, and you shall have no recourse whatsoever against any officer, director, employee, stockholder, representative or agent of the Company or any of their respective affiliates with regard to this Agreement.

8.      No Assignment. Because of the personal nature of the services to be rendered by you, this Agreement may not be assigned by you.

9.      Confidentiality and Intellectual Property Matters.  A condition to your appointment to the Board is your execution and delivery of the Company’s Confidential Information and Invention Assignment Agreement (the “CIIA”).

10.    Obligations to Third Parties. You represent that your service as a member of the Board to the Company does not and will not breach any agreement you have with any current or former employer or any other person (including without limitation any nondisclosure or non-competition agreement), and that you will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any current or previous employer or others.

11.    Termination of Directorship.

11.1       Notwithstanding your appointment and reelection to the Board, your membership on the Board may be terminated, upon written notice (“Company Notice of Termination”), as provided in the Company’s organizational documents, pursuant to applicable law, including but not limited to your removal by the Company’s shareholders, or by the Board pursuant to Section 3 or for cause as set forth in Section 11.2. You may terminate your membership on the Board for any or no reason by delivering written notice of your resignation to the Chief Executive Officer of the Company (the “Director’s Resignation Notice”).

11.2       The Board may terminate your membership on the Board for cause, if the Board determines that you have:

11.2.1       materially breached any provision hereof or habitually neglected the Duties which you were required to perform under any provision of this Agreement;

11.2.2       misappropriated funds or property of the Company or otherwise engaged in acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude, even if not in connection with the performance of your Duties hereunder, which could reasonably be expected to result in serious prejudice to the interests of the Company if you were retained as a director;

11.2.3       secured any personal profit not completely disclosed to and approved by the Company in connection with any transaction entered into on behalf of or with the Company or any affiliate of the Company; or

11.2.4       failed to carry out and perform Duties assigned to you in accordance with the terms hereof in a manner acceptable to the Board after a written demand for substantial performance is delivered to you which identifies the manner in which you have not substantially performed your Duties and provided further that you shall be given a reasonable opportunity to cure such failure;

3

For purposes of this Section 11.2 you shall not be terminated for Cause without (i) reasonable notice to you setting forth the reasons for the Company’s intention to Terminate for Cause and a reasonable opportunity to cure such situation (if capable of cure), (ii) an opportunity for you together with counsel, to be heard before the Board, and (iii) delivery to you of the Company Notice of Termination from the Board, finding that, in the good faith opinion of the Board, you had engaged in the conduct set forth above and specifying the particulars thereof.

11.3       Upon the effective date of the termination of your tenure as a member of the Board pursuant to Sections 11.1 or 11.2, set forth in either the Directors’ Resignation Notice or the Company Notice of Termination, or otherwise by applicable law (such termination date is referred to as the “Termination Date”), your right to compensation and other benefits under this Agreement shall terminate, subject to the Company’s obligations to pay you any compensation that you have already earned and to reimburse you for approved expenses already incurred in connection with the performance of your Duties. Any equity awards granted to you to purchase shares of the Company’s common stock, vested or unvested as of the Termination Date shall continue to be governed by the terms of the agreement(s) between you and the Company with respect to such equity awards.

12.    Termination of Technology Advisory Board Membership. Effective as of the Effective Datet: (i) you shall no longer be a member of the Company’s Advisory Board; (ii) the Advisory Board Agreement dated July 22, 2019, by and between you and the Company shall terminate, effective immediately; and (iii) you will not be entitled to further compensation by virtue of your service on the Advisory Board, except for amounts earned but not yet paid. Any partially or wholly unvested equity awards granted to you in connection with your service on the Advisory Board will continue to remain in force in accordance with the terms and conditions of the governing agreements.

13.    Not an Employee. Nothing in this Agreement shall be construed as a contract of employment between you and the Company or as a commitment on the part of the Company to retain you in any capacity, for any period of time or under any specific terms or conditions, or to continue your service to the Company beyond any period. Your status during your tenure as a director shall be that of an independent contractor and not, for any purpose, that of an employee or agent with authority to bind the Company in any respect.

14.    Disparaging Statements. At all times during and after the period in which you are a member of the Board and at all times thereafter, you shall not either verbally, in writing, electronically or otherwise: (i) make any derogatory or disparaging statements about the Company, any of its affiliates, any of their respective officers, directors, shareholders, employees and agents, or any of the Company’s current or past customers or employees, or (ii) make any public statement or perform or do any other act prejudicial or injurious to the reputation or goodwill of the Company or any of its affiliates or otherwise interfere with the business of the Company or any of its affiliates; provided, however, that nothing in this Section 14 shall preclude you from complying with all obligations imposed by law or legal compulsion, and provided, further, however, that nothing in this Section 14 shall be deemed applicable to any testimony given by you in any legal or administrative proceedings.

15.    Non-Solicitation. During the your term as a director and for a period of one (1) year thereafter, you shall not interfere with the Company’s relationship with, or endeavor to entice away from the Company, any person who, on the date of the termination of your term as a director and/or at any time during the one year period prior to the termination of the your term as a director, was an employee or customer (including those reasonably expected to be a customer) of the Company or otherwise had a material business relationship with the Company.

4

16.    Non-Waiver of Rights. The failure to enforce at any time the provisions of this Agreement or to require at any time performance by the other party hereto of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of either party hereto to enforce each and every provision in accordance with its terms. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at that time or at any prior or subsequent time.

17.    Interpretation. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The headings contained herein are solely for the purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

18.    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

19.     Entire Agreement; Amendment; Waiver; Counterparts. This Agreement expresses the entire understanding with respect to the subject matter hereof and supersedes and terminates any prior oral or written agreements with respect to the subject matter hereof. Any term of this Agreement may be amended and observance of any term of this Agreement may be waived only with the written consent of the parties hereto. Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or waiver of any other term or condition of this Agreement. The failure of any party at any time to require performance by any other party of any provision of this Agreement shall not affect the right of any such party to require future performance of such provision or any other provision of this Agreement. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute the same agreement, and may be executed using facsimiles of signatures, and a facsimile of a signature shall be deemed to be the same, and equally enforceable, as an original of such signature.

20.    Notices. All notices, consents, waivers and other communications required or permitted under this Agreement shall be sufficiently given for all purposes hereunder if in writing and (i) hand delivered, (ii) sent by certified or registered mail, return receipt requested and proper postage prepaid, (iii) sent by a nationally recognized overnight courier service, (iv) sent by electronic mail or (v) sent by facsimile, in each case to the address, electronic mail address or facsimile number and to the attention of the person (by name or title) set forth below (or to such other address and to the attention of such other person as a party hereto may designate by written notice to the other party hereto). The date of giving of any such notice, consent, waiver or other communication shall be (i) the date of delivery if hand delivered, (ii) the date of receipt for certified or registered mail, (iii) the day after delivery to the overnight courier service if sent thereby, and (iv) the date of transmission if sent by electronic mail or facsimile.

5

Notices to the Company should be sent to:

SolarWindow Technologies, Inc.

9375 E. Shea Blvd, Suite 107-B

Scottsdale, AZ 85260

Attention: Amit Singh

Email: ****

Notices to you, should be sent to you at the address set forth under your signature on the signature page of this Agreement.

21.     Language. This Agreement shall be executed in the English language. In case of any dispute or inconsistency, the English version shall prevail, and any translation into another language shall be for convenience only.

22.     Governing Law; Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to its conflict of laws rules. The parties hereto hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought in any court of the State of Nevada (the “Nevada Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Nevada Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Nevada Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Nevada Court has been brought in an improper or inconvenient forum.

(Signature page to follow.)

(Balance of this page left intentionally blank.)

6

This Agreement has been executed and delivered by each of the undersigned on the dates set forth below and shall be effective as of the Effective Date.

/s/ Amit Singh

Dated: November 20, 2025
Amit Singh, President and Chief Executive Officer

SolarWindow Technologies, Inc.

9375 E. Shea Blvd, Suite 107-B

Scottsdale, AZ 85260

Attention: Amit Singh

Email: ****

Agreed to and accepted by the undersigned on November 20 , 2025.

/s/ Francisco Javier Bono Pérez

Francisco Javier Bono Pérez

Address:

[****]

7

Exhibit A

to

Director Offer Letter

Article IX of the Company’s Bylaws

Indemnification Of Directors And Officers

Section 9.1 Indemnification in Actions, Suits or Proceedings other than those by or in the Right of the Company

Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the Company) (a “Proceeding”), by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent permitted by Nevada law against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding (collectively, “Costs”). The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that such person’s conduct was unlawful.

Section 9.2 Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation

The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against Costs incurred by such person in connection with the defense or settlement of such action or suit. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

1

Section 9.3 Indemnification by a Court

If a claim under Sections 9.1 or 9.2 is not paid in full by the Company within 30 days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for Costs incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Nevada law for the Company to indemnify the claimant for the amount claimed. Neither the failure of the Company(including the Board, independent legal counsel, or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because such claimant has met such standard of conduct, nor an actual determination by the Company (including the Board, independent legal counsel, or the stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

Section 9.4 Expenses Payable in Advance

The Company shall pay the Costs incurred by any person entitled to indemnification in defending a Proceeding as such Costs are incurred and in advance of the final disposition of a Proceeding; provided, however, that the Company shall pay the Costs of such person only upon receipt of an undertaking by or on behalf of such person to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Company.

Section 9.5 Non-exclusivity of Indemnification and Advancement of Expenses.

The right to indemnification and advancement of Costs authorized in this Article IX or ordered by a court: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of the Company or any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in such person’s official capacity or an action in another capacity while holding such person’s office, except that indemnification, unless ordered by a court pursuant to Nevada law or the advancement of expenses made pursuant to Section 9.4, may not be made to or on behalf of any director or officer if a final adjudication establishes that such person’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 9.6 Insurance

The Company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such a person against such liability and expenses in accordance with Section 78.752 of the Nevada Revised Statutes.

2

Section 9.7 Certain Definitions

(a) For purposes of this Article IX, references to “the Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(b) For purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan.

(c) For purposes of this Article IX, references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

(d) For purposes of this Article IX, a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article IX.

(e) For purposes of this Article IX, the term “Board” shall mean the Board of the Company or, to the extent permitted by the laws of Nevada, as the same exist or may hereafter be amended, its Executive Committee. On vote of the Board, the Company may assent to the adoption of Article IX by any subsidiary, whether or not wholly owned.

Section 9.8 Indemnification of Witnesses

To the extent that any director, officer, employee, or agent of the Company is by reason of such position, or a position held with another entity at the request of the Company on, a witness in any action, suit or proceeding, such person shall be indemnified against all Costs actually and reasonably incurred by such person or on such person’s behalf in connection therewith.

Section 9.9  Indemnification Agreements

The Company may enter into agreements with any director, officer, employee, or agent of the Company providing for indemnification to the full extent permitted by Nevada law.

3

Section 9.10 Actions Prior to Adoption of Article IX

The rights provided by this Article IX shall be available whether or not the claim asserted against the director, officer, employee, or agent is based on matters which antedate the adoption of this Article IX.

Section 9.11 Subsidiaries

On vote of the Board, the Company may assent to the adoption of this Article IX by any subsidiary, whether or not wholly owned.

Section 9.12 Severability

If any provision Article IX shall for any reason be determined to be invalid, the remaining provisions hereof shall not be affected thereby but shall remain in full force and effect.

4